Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

PLACEMENT AGENCY AGREEMENT

June 26, 2026

TEN Holdings, Inc.

1170 Wheeler Way

Langhorne, PA 19047

Attention: Virgilio D. Torres Dear Mr. Torres:

This letter (this “Agreement”) constitutes the agreement between WestPark Capital, Inc., as placement agent (the “Placement Agent”), and TEN Holdings, Inc., a company incorporated under the laws of the State of Nevada (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of up to 7,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares will be registered, offered and sold under the Company’s registration statement on Form S-1 (File No. 333-294896) (and including any registration statement prepared and filed by the Company in accordance with Rule 462(b) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”). The Shares actually placed by the Placement Agent are referred to herein as the “Placement Agent Securities.”

The terms of the Placement shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”); provided, however, that nothing herein shall obligate the Company to issue any Securities or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent and obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Shares and does not ensure the successful placement of the Shares or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Placement Agent Securities. The sale of Placement Agent Securities to any Purchaser will be settled and closed through the coordinated efforts of the Placement Agent, the Placement Agent’s clearing firm, the Company and the Company’s transfer agent as disclosed in the Preliminary Prospectus (as defined herein).

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. The Company hereby represents, warrants, and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, including the Preliminary Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the preliminary prospectus included in the Registration Statement at the time it was declared effective (the “Preliminary Prospectus”), or the final prospectus related to the Registration Statement (the “Final Prospectus”) to be filed, has been, or will be, issued by the Commission and no proceedings for that purpose have been, or will be, instituted or, to the knowledge of the Company, are threatened by the Commission. The Company shall file the Final Prospectus with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective as determined under the Securities Act, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Final Prospectus and any amendments or supplements thereto, will not, and the, Preliminary Prospectus or any amendment or supplement thereto, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company has filed all reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Preliminary Prospectus and the Final Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension (or waiver from the Commission) of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company represents and warrants that there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater stockholder of the Company, except as set forth in the FINRA questionnaires and SEC Reports.

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B. Covenants of the Company. The Company covenants and agrees to continue to retain (i) an independent public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”) for a period of at least three (3) years after the Closing Date and (ii) a competent transfer agent with respect to the Placement Agent Securities for a period of three (3) years after the Closing Date. In addition, from the date hereof until ninety (90) days after the Closing Date, neither the Company nor any subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock (the “Common Stock Equivalents”), except that such restriction shall not apply with respect to an Exempt Issuance (as defined below). In addition, from the date hereof until ninety (90) days after the Closing Date, neither the Company nor any Subsidiary shall effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price. The Placement Agent shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options, including the shares of Common Stock underlying the restricted stock units or options, to employees, officers, directors or consultants of the Company or its Subsidiary pursuant to any stock or option plan or arrangement duly adopted for such purpose by a majority of the non-employee members of the Company’s board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Placement Agent Securities and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or anti-dilution provisions contained therein as disclosed in the SEC Reports) or to extend the term of such securities, and (c) securities pursuant to merger, acquisition or strategic transactions approved by a majority of the disinterested directors of the Company, and provided further that any such issuance shall only be to a person that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to any investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities or making loan.

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SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Placement Agent Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION; TAIL FEE; AND EXPENSES.

A. Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent, or its respective designees, in cash by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, a cash fee (the “Placement Fee”) equal to seven percent (7.00%) of the aggregate gross proceeds received by the Company from the sale of all Placement Agent Securities at the closing of the Placement (the “Closing”, and the date on which the Closing occurs, the “Closing Date”). The Placement Fee shall be paid on the applicable Closing Date. In addition to the Placement Fee, the Company shall pay to the Placement Agent one percent (1.0%) of the gross proceeds of the Placement for non-accountable expenses.

B. Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Placement Agent Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Agent Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Preliminary Prospectus and the Final Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Agent Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) the fees and expenses associated with including the Placement Agent Securities on the Trading Market; (viii) up to $75,000 for the reasonable, documented, and accountable expenses related to legal fees of counsel to the Placement Agent specifically incurred in connection with the Placement; (ix) up to $25,000 for other reasonable and documented out-of-pocket expenses as incurred by the Placement Agent in connection with the Placement; provided, however, that the aggregate amount paid to the Placement Agent pursuant to this Section 3.B as reimbursement of expenses incurred by the Placement Agent in connection with the Placement shall not exceed $125,000.00 (the “Expense Allowance Cap”); and provided further that this sentence in no way limits, or impairs the indemnification or contribution provisions contained in this Agreement. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of the amount allowable under FINRA Rule 5110 or that the terms thereof require adjustment. Notwithstanding anything to the contrary herein, all expenses payable pursuant to this Section shall be subject to the Expense Allowance Cap. For the avoidance doubt, nothing in this Section 3.B clauses (viii) – (x) shall entitle the Placement Agent to seek reimbursement to the extent reimbursements are made pursuant an engagement letter, dated as of May 20, 2026, between the Placement Agent and the Company (the “Engagement Letter”).

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C. Tail Fee. Following the Termination Date (as defined below), the Placement Agent shall be entitled to compensation under Sections 3.A and 3.B, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing is both (i) provided to the Company by investors that were contacted by the Placement Agent or directly or indirectly introduced by the Placement Agent to the Company, or by any other investors in the Placement; and (ii) such Tail Financing is consummated at any time within the six (6) month period following the Termination Date. Within five (5) days of the earlier of the Closing and the Termination Date, the Placement Agent will provide to the Company a list of investors whom the Placement Agent has contacted or introduced to the Company in connection with the Placement. Notwithstanding anything to the contrary herein, the compensation due hereunder shall expressly not include any stock or equity of the Company issued to its officers, directors, employees, and consultants, nor shall it include any securities issued to holders of the Company’s currently outstanding options or warrants upon exercise thereof. The Tail Financing is subject to FINRA Rule 5110(g), and the Company shall have the right to terminate this Agreement for Cause. The Company’s exercise of its right to terminate this Agreement for Cause shall eliminate any obligations of the Company with respect to the Tail Financing set forth in this section. “Cause,” for the purpose of this Agreement, shall mean, as determined by a court of competent jurisdiction, willful misconduct, gross negligence or a material breach of this Agreement by the Placement Agent. For the avoidance doubt, nothing in this Section 3.C shall create any additional rights for the Placement Agent than those set forth in the Engagement Letter.

D. Escrow. At the Closing, the Company shall deposit $100,000 into an escrow account maintained at a U.S. bank. Such funds shall secure any claims, actions, or proceedings subject to indemnification or contribution under Section 4. The escrowed amount shall remain in such account for twelve (12) months following the Termination Date and shall be released to the Company immediately thereafter, subject only to deductions made to satisfy any indemnification or contribution obligations under Section 4 and any additional conditions set forth in the escrow agreement.

SECTION 4. INDEMNIFICATION.

A. To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Placement Agent and each of its affiliates, stockholders, directors, officers, employees, members, and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) from and against all losses, claims, damages, liabilities, and expenses (including the reasonable fees and expenses of counsel), as the same are incurred in connection with, relating to, or arising out of the Placement Agent’s activities under this Agreement or the transactions contemplated hereby, including, without limitation, any expenses reasonably incurred in investigating, preparing for, defending, or participating in any FINRA arbitration, commenced or threatened, and any matters relating to the Company’s investigations by the U.S. Securities and Exchange Commission and the U.S. Department of Justice, and any other government agencies’ investigations. Notwithstanding the foregoing, the indemnity in this Section 4 shall not apply to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted from a Placement Agent’s fraud, willful misconduct or gross negligence in executing this Agreement or performing the services described herein. For the avoidance of doubt, this Section 4 is not intended to govern claims between the parties hereto.

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B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent are entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights or defenses or prejudice to the Company’s substantial rights or defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld or delayed unless such settlement includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such claim.

C. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the liable Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

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E. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the expiration or termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the earlier of (i) the Closing Date, (ii) June 30, 2026, and (iii) the date on which this Agreement is terminated by the Placement Agent or the Company pursuant to the terms hereof (such earlier date, the “Termination Date”). In the event, however, that in the course of the Placement Agent’s performance of due diligence it deems it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date. The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8. NO SALES OF SIMILAR SECURITIES. The Company shall not issue, enter into any agreement to issue, or announce the issuance or proposed issuance of, any shares of Common Stock or Common Stock Equivalents, or file any registration statement, including any amendments or supplements thereto, except for the Registration Statement or an amendment thereto, any registration statement that the Company is contractually obligated to file as of the date hereof, or a registration statement on Form S-8), until ninety (90) days after the Closing Date.

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SECTION 9. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Placement Agent Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Agent Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Agent Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall have received from Company Counsel such counsel’s written opinion with respect to the Placement Agent Securities and negative assurance letter, addressed to the Placement Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

C. The Common Stock shall be registered under the Exchange Act and, as of the Closing Date, the Placement Agent Securities shall be listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange and satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or removing or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing, except as disclosed in the Company’s SEC Reports.

D. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

E. [RESERVED].

F. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, if applicable, with respect to the Placement and pay all filing fees required in connection therewith.

G. The Placement Agent shall have received customary certificates of the Company’s executive officers (the “Officer’s Certificate”) as to the accuracy of the representations and warranties contained in this Agreement, and a certificate of the Company’s secretary (the “Secretary’s Certificate”) certifying (i) that the Company’s organizational documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s board of directors relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. Each of the Officer’s Certificate and Secretary’s Certificate shall be dated as of the Closing Date, and all documents referenced in the Secretary’s Certificate shall be attached thereto.

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H. The Placement Agent shall have received an executed lock-up agreement in form and substance reasonably acceptable to the Placement Agent from each of the Company’s directors, officers and one percent (1.0%) or greater stockholders prior to the Closing Date.

I. On the date hereof, the Placement Agent shall have received, a letter from AssentSure PAC (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date hereof, and a bring-down “comfort letter” addressed to the Placement Agent on the Closing Date, each in form and substance satisfactory to the Placement Agent. The letters shall not disclose any change in the condition (financial or other), earnings, operations or business of the Company, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Placement of the Shares.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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SECTION 11. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agent, and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Placement Agent Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent role in connection therewith in the Placement Agent marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

WESTPARK CAPITAL, INC.

By:	/s/ Richard Rappaport
Name:	Richard Rappaport
Title:	Chief Executive Officer

Address for notice:
1800 Century Park East, Suite 220
Los Angeles, CA 90067
Attention: Richard Rapparport
Email: [***]

with a copy (which shall not constitute notice) to:

Dickinson Wright PLLC
350 East Las Olas Blvd., Suite 1750
Fort Lauderdale, FL 33301
Attention: Joel D. Mayersohn, Esq.
E-mail: [***]

[Signature Page to Placement Agency Agreement.]

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Accepted and Agreed to as of the date first written above:

TEN HOLDINGS, INC.

By:	/s/ Virgilio D. Torres
Name:	Virgilio D. Torres
Title:	Chief Executive Officer and Chief Financial Officer

Address for notice:
1170 Wheeler Way
Langhorne, PA 19047
Attention: Virgilio D. Torres
Email: [***]

[Signature Page to Placement Agency Agreement.]

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